EXHIBIT (a)(1)(iii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES
YOUR IMMEDIATE ATTENTION.

IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR. IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF CLASS A SHARES (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK, OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO NEW MOUNTAIN LAKE ACQUISITION COMPANY (“PURCHASER”) OR THE TRANSFEREE.

Notice of Guaranteed Delivery
for
Tender of Shares of Class A Common Stock

of
U.S. Xpress Enterprises, Inc.

to
New Mountain Lake Acquisition Company

The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on October 11, 2007, unless the Offer is extended.

As set forth under “The Tender Offer — Section 3. Procedures for Tendering Class A Shares” in the Offer to Purchase (as defined below), this form (or a facsimile hereof) must be used to accept the Offer (as defined below) if (i) certificates representing shares of Class A Common Stock, par value $0.01 per share (“Class A Shares”), of U.S. Xpress Enterprises, Inc., a Nevada corporation (“U.S. Xpress”), are not immediately available, or (ii) the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit certificates representing Class A Shares and any other required documents to reach LaSalle Bank National Association (the “Depositary ”) prior to 5:00 p.m., New York City time, on October 11, 2007 (the “Expiration Date”). This Notice of Guaranteed Delivery may be delivered by hand to the Depositary, or transmitted by telegram, facsimile transmission, or mail to the Depositary and must include a signature guarantee by a financial institution that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, or the Stock Exchange Medallion Program or by any other “Eligible Guarantor Institution”, as such term is defined in Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”) in the form set forth herein. See the guaranteed delivery procedures described under “The Tender Offer — Section 3. Procedures for Tendering Class A Shares” in the Offer to Purchase.

The Depositary for the Offer is:

LA SALLE BANK NATIONAL ASSOCIATION

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

LaSalle Bank National Association Attn: Reorganization Dept. P.O. Box 3344 480 Washington Boulevard Jersey City, NJ 07310	For Eligible Institutions Only: (201) 680-4626 To Confirm Facsimile Transmissions: (For Eligible Institutions Only) (201) 680-4860	LaSalle Bank National Association Attn: Reorganization Dept. 480 Washington Boulevard Mail Drop — Reorg. Jersey City, NJ 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to New Mountain Lake Acquisition Company, a Nevada corporation (“Purchaser”) and a wholly owned subsidiary of New Mountain Lake Holdings, LLC, a Nevada limited liability company (“Holding Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 12, 2007 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Class A Shares set forth below pursuant to the guaranteed delivery procedures set forth in “The Tender Offer — Section 3. Procedures for Tendering Class A Shares” in the Offer to Purchase.

Signature(s):

Name(s) of Record Holder(s):

Please Print or Type Number of Class A Shares:

Certificate Number(s) (If Available):

Dated:  , 2007

Address(es):
Include Zip Code

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number:

Check Box if Class A Shares will be Tendered by Book-Entry Transfer:

Account Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either certificates representing the Class A Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Class A Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three (3) business days after the date hereof.

Name of Firm

Address

Zip Code

Area Code and Telephone Number:

Authorized Signature

Name:
Please Print or Type

Title:

Date:  , 2007

NOTE:  DO NOT SEND CERTIFICATES FOR CLASS A SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.